UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2020 (May 7, 2020)

Harvest Oil & Gas Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33024	83-0656612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 750, Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2020, Harvest Oil & Gas Corp. (“Harvest” or the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 10-for-1 reverse stock split (the “Reverse Stock Split”) of its common stock, par value $0.01 per share (the “Common Stock”), which became effective at 5:00 p.m. Eastern Time on May 8, 2020 (the “Effective Time”). Upon effectiveness, each 10 shares of Common Stock issued and outstanding were converted into 1 share of Common Stock, the number of authorized shares of capital stock of the Company was reduced to 12,000,000 and the total number of authorized shares of Common Stock was reduced to 2,000,000.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of Common Stock that would have otherwise resulted from the Reverse Stock Split were converted into cash payments based on the average closing price of the Common Stock as reported on OTCQX, the exchange under which Harvest’s Common Stock trades, for the five consecutive trading days immediately preceding May 8, 2020.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 3.1, and the above summary is qualified in its entirety by reference to the full text of the Amendment.

Item 5.07	Submission of Matters to Vote of Security Holders.

On April 23, 2020, the holders of a majority of the issued and outstanding shares of Common Stock took certain action by written consent (the “Consent”) in lieu of a meeting of the stockholders pursuant to Section 4.5 of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) to accept the recommendation of the Company’s Board of Directors and approve the adoption of the Amendment giving effect to the Reverse Stock Split pursuant to which each 10 shares of Common Stock issued and outstanding at the Effective Time of the split shall, without further action by the Company or any holder thereof, be converted into 1 share of Common Stock.

The action by written consent in lieu of a meeting of stockholders satisfied the stockholder approval requirement with respect to the adoption of the Amendment and no further stockholder action is necessary with respect to the foregoing.

Item 7.01	Regulation FD Disclosure.

On May 8, 2020, the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01	Other Events.

The Company has outstanding warrants to purchase Common Stock expiring June 5, 2023, subject to certain adjustment from time to time upon the occurrence of certain events. In accordance with the terms of those outstanding warrants, the Reverse Stock Split will result in an adjustment to the warrant exercise price from $30.48 per share to $304.80 per share. The number of warrants outstanding will not change, however, the amount of Common Stock issuable upon the exercise of warrants will be reduced in proportion to the Reverse Stock Split ratio. Each of these adjustments will occur automatically and become effective immediately prior to the opening of business on May 11, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Harvest Oil & Gas Corp. dated as of May 7, 2020.
99.1	Press release issued May 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Oil & Gas Corp.

May 8, 2020	By:	/s/ RYAN STASH
Ryan Stash
Vice President and Chief Financial Officer